OPEN PLAN SYSTEMS, INC.

                 Statement Re: Computation of Per Share Earnings


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

                                                             Three Months Ended
                                                                  March 31
                                                          1998                1997
                                                   ---------------------------------------

Weighted average shares outstanding during the
   period                                                    4,472               4,472

Assumed exercise of options less assumed                         -                   -
   acquisition of shares
                                                   ---------------------------------------
Total                                                        4,472               4,472
                                                   =======================================


Net loss used in computation                         $      (1,207)      $        (315)
                                                   =======================================

Loss per common share                                $      (.27)        $      (.07)
                                                   =======================================



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